Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated March 29, 2002 (except Note 10, as to which the date is                 , 2003), with respect to the consolidated financial statements of Molina Healthcare, Inc. as of and for the years ended December 31, 2000 and 2001, and June 21, 2002, with respect to the statements of income and comprehensive income and cash flows of QualMed Washington Health Plan, Inc. for the year ended December 31, 1999, included in the Registration Statement (Form S-1 No. 33-                ) and related Prospectus of Molina Healthcare, Inc. for the registration of                  shares of its common stock.

ERNST & YOUNG LLP

Los Angeles, California
                        , 2003

The foregoing consent is in the form that will be signed upon the completion of the restatement of capital accounts described in Note 10 to the consolidated financial statements.

/s/    ERNST & YOUNG LLP

Los Angeles, California
December 23, 2002